Exhibit 5.1

(DLA LETTERHEAD)

November 30, 2007

SCOLR Pharma, Inc.

3625 132nd Avenue SE

Suite 400

Bellevue, Washington 98006

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for SCOLR Pharma, Inc., a Delaware corporation (the “Company”), in connection with (i) the registration statement on Form S-3 (No. 333-129275) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 27, 2005 under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the prospectus contained therein (the “Prospectus”) and (iii) the related prospectus supplement (the “Prospectus Supplement”) filed with the Commission on November 30, 2007 pursuant to Rule 424 promulgated under Securities Act. The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 promulgated under the Securities Act, of common stock of the Company, par value $0.001 per share (the “Common Stock”), and warrants to purchase shares of common stock of the Company, all with an aggregate public offering price of up to $40,000,000. The Prospectus Supplement relates to the issuance and sale of up to 2,781,100 shares of Common Stock (the “Shares”), warrants to purchase 1,391,550 shares of Common Stock (the “Warrants) and 1,391,550 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Shares and the Warrants, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion we have examined and relied upon the Registration Statement, the Prospectus, the Prospectus Supplement, the Company’s Certificate of Incorporation and Bylaws, each as currently in effect, the form of Subscription Agreement pursuant to which the Shares are to be sold (the “Subscription Agreement”), certain resolutions adopted by the Board of Directors of the Company relating to the registration and issuance of the Securities, and such other instruments, documents and records that we have deemed relevant and necessary or appropriate for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, and (d) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

We are opining herein as to the effect on the subject transactions only of the corporate laws of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares and the Warrants have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Subscription Agreement, will be validly issued, fully paid and non-assessable; and (ii) the Warrant Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement and further consent to the use of our name under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not believe we are “experts” within the meaning of such term as used in the Securities Act, or the rules promulgated thereunder, with respect to any part of the Registration Statement, including the opinion as an exhibit or otherwise. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Respectfully submitted,

/s/ DLA Piper US LLP